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                                                                  EXHIBIT  11(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report, dated February 7, 1997, on the financial statements and related notes of Heartland Wisconsin Tax Free Fund appearing in the Fund's December 31, 1996 Annual Report to Shareholders, and to all references to our Firm included in or made a part of Post-Effective Amendment No. 31 to Heartland Group, Inc.'s Registration Statement on Form N-1A.


                                                ARTHUR ANDERSEN   LLP


Milwaukee, Wisconsin
April 24, 1997